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                                                                     EXHIBIT 5.1


October 2, 2000                                                  OUR FILE NUMBER
                                                                      178,254-17


Corinthian Colleges, Inc.
6 Hutton Centre Drive
Suite 400
Santa Ana, California  92707-5765

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (Registration No. 333-45510) (the "Registration Statement") filed by Corinthian Colleges, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (a) 200,000 shares (the "Company Shares") of Common Stock, $0.0001 par value per share, of the Company ("Common Stock"), (b) 2,800,000 shares of Common Stock of several of the Company's existing stockholders (the "Selling Stockholders' Primary Shares") and (c) an additional 450,000 shares of Common Stock (collectively with the Selling Stockholders' Primary Shares, the "Selling Stockholders' Shares") that may be sold by several of the Company's existing stockholders pursuant to an over-allotment option to be granted to the underwriters.

     We have examined originals or copies of those corporate and other records and documents we considered appropriate. As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in certificates provided to us. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken (as contemplated by the Registration Statement), by the Company in connection with the authorization and issuance of the Company Shares and the Selling Stockholders' Shares.

     On the basis of such examination, our reliance upon the assumptions in this opinion and subject to said proceedings being duly taken and completed by the Company as contemplated by the Registration Statement prior to the issuance of the Company Shares, it is our opinion that the Company Shares will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Company Shares in the manner contemplated by the Registration Statement and the book-entry of the Company Shares in the name of The Depository Trust Company or its nominee, the Company Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. It is also our opinion that the Selling Stockholders' Shares have been duly authorized by all necessary
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Corinthian Colleges, Inc., October 2, 2000 - Page 2


corporate action on the part of the Company and are validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     This opinion is furnished by us as counsel for the Company and may be relied upon by the Company only in connection with the transactions contemplated by the Registration Statement. It may not be used or relied upon by the Company for any other purpose or by any other person. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus which is a part of the Registration Statement under the caption "Legal Matters."

                                 Respectfully submitted,

                                 O'MELVENY & MYERS LLP

                                 /s/ O'Melveny & Myers LLP